As filed with the Securities and Exchange Commission on May 7, 2025.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ASPEN INSURANCE HOLDINGS LIMITED
(Exact Name of Registrant as Specified in its Charter)

Bermuda	6331	98-0501000
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
141 Front Street
Hamilton, HM19
Bermuda
Telephone: (441) 295-8201
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, New York 10168
Telephone: (212) 947-7200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
of Agent For Service)

Copies to:

Samir A. Gandhi Robert A. Ryan Adam M. Gross Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 (212) 839-5300	Sarah Demerling Natalie Neto Rachel Nightingale Walkers (Bermuda) Limited Park Place 55 Par La Ville Road, Third Floor Hamilton HM11 Bermuda (441) 242-1500	Marc D. Jaffe Erika L. Weinberg Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 (212) 906-1200

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-276163
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company  ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.
The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE
This registration statement is being filed pursuant to Rule 462(b) and General Instruction V of Form F-1, both promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Aspen Insurance Holdings Limited (the “Registrant”) is filing this registration statement for the sole purpose of increasing the aggregate number of Class A ordinary shares, par value $0.001 per share (“ordinary shares”), offered by the selling shareholders by 2,587,500 ordinary shares, 337,500 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional ordinary shares. The additional ordinary shares that are being registered for sale are in an amount and at a price that together represent not more than 20% of the maximum aggregate offering price set forth in the filing fees table filed as an exhibit to the Initial Registration Statement (defined below). The contents of the registration statement on Form F-1, as amended (File No. 333-276163), including all exhibits thereto (the “Initial Registration Statement”), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on May 7, 2025, are incorporated by reference into this registration statement.
The required opinion and consents are listed on the below Exhibit Index and filed herewith.
EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Walkers (Bermuda) Limited, counsel to the Company
23.1	Consent of Independent Registered Public Accounting Firm - Ernst & Young LLP
23.2	Consent of Independent Registered Public Accounting Firm - Ernst & Young Ltd.
23.3	Consent of Walkers (Bermuda) Limited (included in the opinion filed as Exhibit 5.1)
107	Filing Fees Table

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on this 7th day of May, 2025.

ASPEN INSURANCE HOLDINGS LIMITED

By:	/s/Mark Cloutier
Name: Mark Cloutier
Title: Director, Executive Chair and Group Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Mark Cloutier	Director, Executive Chair and Group Chief Executive Officer (Principal Executive Officer)	May 7, 2025
Mark Cloutier

/s/Mark Pickering	Group Chief Financial Officer (Principal Financial Officer)	May 7, 2025
Mark Pickering

/s/Marc MacGillivray	Chief Accounting Officer (Principal Accounting Officer)	May 7, 2025
Marc MacGillivray

/s/David Altmaier	Director	May 7, 2025
David Altmaier

/s/Albert J. Beer	Director	May 7, 2025
Albert J. Beer

/s/Christian Dunleavy	Director and Group President	May 7, 2025
Christian Dunleavy

/s/Theresa Froehlich	Director	May 7, 2025
Theresa Froehlich

/s/Alexander Humphreys	Director	May 7, 2025
Alexander Humphreys

/s/Michael Lagler	Director	May 7, 2025
Michael Lagler

/s/Richard Lightowler	Director	May 7, 2025
Richard Lightowler

/s/ Gernot Lohr	Director	May 7, 2025
Gernot Lohr

/s/ Tammy L. Richardson-Augustus	Director	May 7, 2025
Tammy L. Richardson-Augustus

/s/ Michael Saffer	Director	May 7, 2025
Michael Saffer

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Aspen Insurance Holdings Limited, has signed this registration statement on May 7, 2025.

COGENCY GLOBAL INC.

By:	/s/Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President for and on behalf of Cogency Global Inc.